Calculation of Filing Fee Tables
S-1
GeoVax Labs, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Units consisting of: (2)(3) (i) Common Stock, $0.001 par value per share ("Common Stock") (4) and Common Warrants to purchase shares of Common Stock (4)	457(o)			$ 7,500,000.00	0.0001381	$ 1,035.75
Fees to be Paid	2	Equity	Pre-Funded Units consisting of: (2)(3) (i) Pre-Funded Warrants to purchase shares of Common Stock (4) (ii) Common Warrants to purchase shares of Common Stock (4)	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Common Stock issuable upon the exercise of the Common Warrants included in the Common Units and Pre-Funded Units (2)(3)(5)	457(o)			$ 15,000,000.00	0.0001381	$ 2,071.50
Fees to be Paid	4	Equity	Common Stock issuable upon the exercise of the Pre-Funded Warrants included in the Pre-Funded Units (2)(3)(5)	457(o)			$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 22,500,000.00		$ 3,107.25
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 3,107.25
Offering Note
[1]	(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). (2) Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or other similar transactions. (3) The proposed maximum offering price of the common units of the registrant proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded units of the registrant offered and sold in the offering, and as such, the proposed aggregate maximum offering price of the common units together with the pre-funded units (as well as the shares of Common Stock included in the common units and issuable upon exercise of the common warrants and pre-funded warrants to purchase Common Stock included in such common units and pre-funded units, as applicable), if any, is $7,500,000. (4) No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

[2]	(2) Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or other similar transactions. (3) The proposed maximum offering price of the common units of the registrant proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded units of the registrant offered and sold in the offering, and as such, the proposed aggregate maximum offering price of the common units together with the pre-funded units (as well as the shares of Common Stock included in the common units and issuable upon exercise of the common warrants and pre-funded warrants to purchase Common Stock included in such common units and pre-funded units, as applicable), if any, is $7,500,000. (4) No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

[3]	(2) Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or other similar transactions. (3) The proposed maximum offering price of the common units of the registrant proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded units of the registrant offered and sold in the offering, and as such, the proposed aggregate maximum offering price of the common units together with the pre-funded units (as well as the shares of Common Stock included in the common units and issuable upon exercise of the common warrants and pre-funded warrants to purchase Common Stock included in such common units and pre-funded units, as applicable), if any, is $7,500,000. (5) As estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum offering price of the shares of Common Stock issuable upon exercise of each of such common warrants included in the common units or pre-funded units, as applicable, proposed to be sold in the offering is $15,000,000, which is equal to 200% of $7,500,000, as each share of Common Stock included in each common unit of the registrant to be sold in this offering (and each pre-funded warrant included in each pre-funded unit of the registrant to be sold in this offering) will receive two common warrants, each to purchase one share of Common Stock.

[4]	(2) Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or other similar transactions. (3) The proposed maximum offering price of the common units of the registrant proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded units of the registrant offered and sold in the offering, and as such, the proposed aggregate maximum offering price of the common units together with the pre-funded units (as well as the shares of Common Stock included in the common units and issuable upon exercise of the common warrants and pre-funded warrants to purchase Common Stock included in such common units and pre-funded units, as applicable), if any, is $7,500,000. (5) As estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum offering price of the shares of Common Stock issuable upon exercise of each of such common warrants included in the common units or pre-funded units, as applicable, proposed to be sold in the offering is $15,000,000, which is equal to 200% of $7,500,000, as each share of Common Stock included in each common unit of the registrant to be sold in this offering (and each pre-funded warrant included in each pre-funded unit of the registrant to be sold in this offering) will receive two common warrants, each to purchase one share of Common Stock. (6) The registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A